UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

JOHN BORDYNUIK, INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4536 Portage Road, Niagara Fall, Ontario Canada	L2E6A8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 354-7222

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2009, John Bordynuik, Inc. (the “Company”) appointed Mr. Christopher Duignan as Chief Financial Officer.  There is no family relationship between Mr. Duignan and our current Director and Officer.  Mr Duignan has not been nor is he a party to any transaction within the last fiscal year, or any currently proposed which we are a party.

Christopher C. Duignan (age 34), served as Chief Financial Officer at Enliven Marketing Technologies, (“Enliven”) a publicly traded NASDAQ company that was sold in October 2008.  Mr. Duignan worked at Enliven for almost seven years, rising from the Assistant Controller to Chief Financial Officer. Mr. Duignan also served as Enliven’s Chief Accounting Officer. Prior to Enliven, Mr. Duignan worked at PricewaterhouseCoopers LLP (“PwC”) for four years in their technology group within the audit practice. At PwC, Mr. Duignan’s client base consisted of publicly traded technology companies as well as start-ups. Mr. Duignan received a bachelor of science in accounting from Fairfield University in 1997 and is a Certified Public Accountant.  Mr. Duignan served in the United States Marine Corps Reserve from 1993 to 2001.

Item 9.01 Financial Statement And Exhibit.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BORDYNUIK, INC.

Dated: May 8, 2009	By:	/s/ John Bordynuik
Name: John Bordynuik
Title: Chief Executive Officer